EXHIBIT 99.1


                               March Floater Deal
                                 Whole Loan 1ML

Group Size                                      150 mm approx.
WAM                                               359 +/- 1 months
Gross Margin                                     1.85% +/-10bps
California                                       65.0% approx.
WA FICO                                           720 approx.
WA LTV                                           75.0% approx.
IO%                                             100.0% approx.
AAA Ratings                               2 of 3 (S&P, Moodys. Fitch)
Estimated Subordination Level                    9.00% approx.
Pricing Speed                                      25% CPR
Settlement Date                             03/30/05


                            All numbers approximate.
                   All tranches subject to 10% size variance.
                                10% Cleanup Call
                        [GRAPHIC OMITTED] Investment Bank

The information herein has been provided solely by UBS Securities LLC. Neither the issuer of certificates nor any of its affiliates makes any representation as to the accuracy or completeness of the information herein. The information herein is preliminary, and will be superseded by the applicable prospectus supplement and by any other information subsequently filed with the Securities and Exchange Commission. The information contained herein will be superseded by the description of the mortgage loans contained and/or incorporated by reference in the Prospectus Supplement relating to the Certificates and supersedes all information contained in any collateral term sheets relating to the mortgage pool previously provided by UBS Securities LLC.